Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A NEVADA CORPORATION UNDER THE NAME OF "PROPHASE LABS, INC." TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 2015, AT 9:57 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE EIGHTEENTH DAY OF JUNE, A.D. 2015, AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE
1776 DELAWARE 1970

Jeffrey W. Bullock, Secretary of State

5769120 8100V

150938203

AUTHENTICATION: 2477508

DATE: 06-18-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:07 AM 06/18/2015
FILED 09:57 AM 06/18/2015
SRV 150938203 - 5769120 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.) The jurisdiction immediately prior to filing this Certificate is Nevada.

3.) The date the Non-Delaware Corporation first formed is 8/24/1989.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is ProPhase Labs, Inc..

5.) The name of the Corporation as set forth in the Certificate of Incorporation is ProPhase Labs, Inc..

6.) This Certificate shall become effective on June 18, 2015 at 5:00 PM EST.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 16th day of June, A.D. 2015.

By: [signature]

Name: Robert V. Cuddihy
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Title: CFO and COO
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